SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 7, 2003

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant’s telephone number, including area code:
(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5.	OTHER EVENTS

In July 1998, the Company announced its intention to sell its California service territory, including its electric distribution assets. The Company and Nor-Cal Electric Authority (“Nor-Cal”) engaged in detailed negotiations with a view toward executing a definitive sale agreement. In June 2002, the California county of Siskiyou filed a validation action in California Superior Court, challenging the authority of Nor-Cal to enter into such a transaction as proposed and alleging certain conflicts of interest among Nor-Cal and its advisors. The parties to the validation action and the proposed sale have been unable to reach a consensus on the open issues.

As a result, on August 7, 2003, the Company announced that it was concluding talks with Nor-Cal and ending all efforts to sell the Company’s California service area to Nor-Cal.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

99.	Pacific Power Press Release dated August 7, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By:	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date: August 12, 2003